Exhibit 10.23

PRIVATEBANCORP, INC.

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, made and entered into as of January 28, 2010, by and between PrivateBancorp, Inc., a Delaware corporation (the “Company”), and the undersigned employee (“Grantee”) of the Company and/or Subsidiary, for the purpose of amending each agreement evidencing an award of performance shares granted to the undersigned under the Company’s Strategic Long-Term Incentive Compensation Plan (“Strategic LTIP”) and/or 2007 Long-Term Incentive Compensation Plan (“2007 LTIP”) and in effect on the date hereof, amends other Compensation Arrangements (as defined below) and sets forth certain other covenants and agreements of the Company and Grantee. Unless defined herein, capitalized terms used in this Amendment Agreement shall have the same meaning ascribed to them under the Performance Share Award, Strategic LTIP or 2007 LTIP, as applicable.

1. Purpose. The Company has determined that due to financial and economic conditions and other factors, certain performance share awards previously made to officers and employees have little or no current or prospective value to the holders thereof. The Company has also determined that these awards no longer provide the Company with the benefit of meaningful retention and performance incentives for the holders. The Company also deems it advisable to obtain confirmation from award holders of the applicability of the TARP Requirements (as defined below). As a result, the Company has determined to remove the performance objectives applicable to the vesting of certain performance share awards in favor of time-based vesting, in return for such confirmation relating to applicable TARP Requirements. In consideration of the foregoing and the mutual promises and agreements set forth in this Amendment Agreement, the Company and Grantee covenant and agree as follows.

2. Agreements Affected. This Amendment Agreement amends each of the following agreements evidencing awards granted to the undersigned (the “Grantee”) and in effect on the date hereof:

(a) Inducement Performance Share Award Agreements evidencing inducement performance share awards under the Strategic LTIP; and

(b) Performance Share Award Agreements evidencing performance share awards under the 2007 LTIP (each such agreement and award referred to in clause (a) above and this clause (b) are referred to herein as a “Performance Share Award”).

This Amendment Agreement also amends each other option, restricted stock or other award granted to the Grantee under the Strategic LTIP, 2007 LTIP or any other long-term, equity-based or and each other compensatory plan or agreement of the Company or any Subsidiary to or under which the Grantee is a party or a participant to the extent provided below in Section 4, TARP Compliance.

3. Amendment of Performance Share Award. The provisions of each Performance Share Award setting forth terms and conditions for the vesting of Performance Shares upon the attainment Performance Objectives are removed and no longer applicable to such Performance Share Award and the vesting of the Performance Share Award shall be determined as follows:

(a) The terms and conditions of the Performance Share Award applicable to the vesting of at least 25% of the total number of Performance Shares (after taking into account the 20% of such total number that vested December 31, 2008) (the “Minimum Vesting Amount”) upon continuous employment through December 31, 2012, including the effect of a Change in Control or termination of employment prior to such date on the vesting of the Minimum Vesting Amount, shall continue in effect and remain unchanged by this Amendment Agreement; and

(b) The Grantee shall become vested in the remaining 75% of the total number of Performance Shares in installment of 25% of the total number of Performance Shares on each of December 31, 2010, 2011 and 2012, provided Grantee remains continuously employed with the Company or a Subsidiary through the applicable December 31 vesting date; provided such Performance Shares shall vest earlier on the date of a Change in Control, provided Grantee remains continuously employed through such date.

4. TARP Compliance. Notwithstanding anything in this Amendment Agreement, the Performance Share Award, in any other award agreement under the Strategic LTIP, 2007 LTIP or the any other compensation plan, program, employment agreement, term sheet or arrangement maintained by the Company which covers Grantee or to which Grantee is a party or in which Grantee participates, or which may become applicable to Grantee hereafter (collectively, including this Amendment Agreement, the “Compensation Arrangements”), each provision of each of the Compensation Arrangements is amended and any amounts which may become vested or payable thereunder are hereby amended and modified to the extent necessary for the Company to comply with any requirements of the Emergency Economic Stabilization Act of 2008, the American Recovery and Reconstruction Act and/or the TARP Capital Purchase Program, or any subsequent or similar legislation or regulatory requirements applicable to the Company, and any regulations, interpretations or guidance that has been or may from time to time be promulgated thereunder, in each case as may be in effect on the date hereof and as may be amended, replaced or supplemented at any time and from time to time hereafter (any and all such requirements collectively, the “TARP Requirements”) which are or may become applicable to the Company or Grantee. The TARP Requirements apply to the Company’s senior executive officers and up to 25 of the Company’s most highly compensated employees and include, but are not limited to, provisions prohibiting the Company from making or providing any severance, change in control or other “golden parachute payments” or “tax gross-ups,” providing the Company may in certain circumstances recover (“clawback”) bonus or incentive compensation paid, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company or encourage the manipulation of earnings, in each case within the meaning of the TARP Requirements and only to the extent applicable to the Company and Grantee. If any vesting of any award or the making or providing of any payment or benefit pursuant any Compensation Arrangement shall violate the TARP Requirements, Grantee shall be deemed to have waived Grantee’s right to such vesting, payment or benefit, shall promptly repay any such amount to the Company upon request and the Compensation Arrangement shall be deemed to be amended to effectuate such waiver such or obligation to repay such that no obligation on the part of the Company to pay or provide the waived amount shall occur. Grantee agrees to execute such documents, agreements or waivers, if any, as the Company deems necessary or appropriate to effect such amendments to the Compensation Arrangements to satisfy the TARP Requirements or to facilitate the participation of the Company in the TARP Capital Purchase Program or any other programs under TARP. For purposes of this Section 4, references to “Company” means PrivateBancorp, Inc. and any entities treated as a single employer with PrivateBancorp, Inc. under the TARP Requirements.

5. Effect of this Amendment Agreement. Except as expressly provided for herein, this Amendment Agreement shall effect no amendment, change or modification whatsoever of or to the Performance Share Award or any other Compensation Arrangement. Nothing in this Amendment Agreement shall be construed as conferring any legal rights upon Grantee for a continuation of employment or a guarantee of receipt by Grantee of any amounts under the Performance Share Award or other awards or agreements referred to in this Amendment Agreement or pursuant to future equity awards, if any.

6. Electronic Signature. This Amendment Agreement may be executed in counterparts, each of which shall be an original and together shall constitute a single agreement. Such execution may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any documents, including this Amendment Agreement. Grantee’s electronic signature, including, without limitation, “click-through” acceptance of this Amendment through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as Grantee’s manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services.

IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed as of the date and year first above written.

PRIVATEBANCORP, INC.

By: Joan Schellhorn
Title: Chief Human Resource Officer

GRANTEE

Name: